SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreement” is incorporated in this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Mark L. Drew to the Board of Directors

On December 6, 2016, the Board of Directors (the “Board”) of National Commerce Corporation (the “Company”), in accordance with the Company’s Bylaws and upon the recommendation of the Board’s Nominating and Corporate Governance Committee, unanimously voted to increase the size of the Board from fourteen (14) to fifteen (15) directors and to elect Mark L. Drew to fill the vacancy created by the increase in the size of the Board, effective as of January 1, 2017.  Although there are currently thirteen (13) members of the Board, the Board has previously approved a contingent increase in the size of the Board from thirteen (13) to fourteen (14) directors upon the effectiveness of the Company’s currently pending merger with Private Bancshares, Inc. The Board also appointed Mr. Drew to serve on the Audit Committee of the Board.  Mr. Drew will also serve on the Board of Directors of National Bank of Commerce, the Company’s wholly-owned banking subsidiary (the “Bank”).

There are no arrangements or understandings between Mr. Drew and any other person pursuant to which he was appointed to the positions with the Company and the Bank described above.  Additionally, there are no related person transactions involving Mr. Drew and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Board has affirmatively determined that Mr. Drew is independent under Nasdaq listing standards and is otherwise qualified to serve on the Board and the Audit Committee.  Mr. Drew  will receive the compensation described in the section titled “Executive Officer and Director Compensation – Director Compensation” included in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 22, 2016, as the same may be adjusted by the Board from time to time.

 Indemnification Agreement

In connection with his election as a director of the Company, Mr. Drew entered into an indemnification agreement with the Company (an “Indemnification Agreement”), to be effective as of and subject to the commencement of Mr. Drew’s service as a director. The form of the Indemnification Agreement has been approved previously by the Board and entered into by each of the Company’s current directors and executive officers. The Indemnification Agreement requires the Company to indemnify Mr. Drew to the fullest extent permitted by Delaware law and is in addition to protections provided in the Company’s Certificate of Incorporation and Bylaws. Under the Indemnification Agreement, Mr. Drew will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him in connection with his duties. The Indemnification Agreement also contains various covenants by the Company as to the maintenance of directors’ and officers’ liability insurance.

This description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On December 6, 2016, the Company issued a press release announcing the election of Mr. Drew to the Boards of Directors of the Company and the Bank, which press release contains additional biographical information about Mr. Drew.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K, including the information in the attached press release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements contained herein that are not statements of historical fact constitute forward-looking statements for which the Company claims the protection of the safe harbor provisions contained in the Act, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases and in oral and written statements made by the Company or with the Company’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55336), filed on January 26, 2015).

99.1	Press Release dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

December 6, 2016	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55336), filed on January 26, 2015).

99.1	Press Release dated December 6, 2016.